Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008, of our report dated September 28, 2011 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of June 30, 2011 and 2010 and for the each of the two years in the period ended June 30, 2011.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 28, 2011